Exhibit H

EXECUTION VERSION

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is entered into as of December 6, 2015 by and among BTG Hotels (Group) Co., Ltd., a joint stock company established and existing under the laws of the People’s Republic of China (“Parent”), BTG Hotels Group (HONGKONG) Holdings Co., Limited (“Holdco”), a company incorporated under the laws of the Hong Kong Special Administrative Region and a wholly-owned subsidiary of Parent, and certain shareholders of Homeinns Hotel Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”) listed on Schedule A hereto (each, a “Shareholder” and collectively, the “Shareholders”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Holdco, BTG Hotels Group (CAYMAN) Holding Co., Ltd (“Merger Sub”), an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Holdco, the Company and, solely for specific purposes stated therein, Parent have, concurrently with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving company (the “Surviving Company”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each Shareholder is the owner of record of certain ordinary shares, par value US$0.005 per share, of the Company (the “Shares”) (including Shares represented by American Depositary Shares (“ADSs”), each representing two Shares), including, without limitation, the Shares set forth in the column titled “Rollover Shares” opposite such Shareholder’s name on Schedule A hereto (such Shares, together with any other Shares beneficially owned by such Shareholder as of the date hereof or acquired (whether beneficially or of record) by such Shareholder prior to the earlier of the Effective Time and the termination of all of the Shareholder’s obligations under this Agreement, including any Shares acquired by means of purchase, dividend or distribution, or issued upon the exercise of any Company options or warrants or the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Securities”);

WHEREAS, in connection with the consummation of the Merger, each Shareholder agrees, upon the terms and subject to the conditions herein, (a) to vote their Securities in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, (b) to receive no Per Share Merger Consideration or Per ADS Merger Consideration with respect to any of the Rollover Shares and (c) that each Rollover Share shall be converted into one ordinary share of the Surviving Company at the Effective Time;

WHEREAS, in order to induce Holdco and Merger Sub to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Merger, the Shareholders are entering into this Agreement;

WHEREAS, the Shareholders acknowledge that Holdco and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Shareholders set forth in this Agreement; and

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

VOTING; GRANT AND APPOINTMENT OF PROXY

Section 1.1    Voting.    From and after the date hereof until the earlier of the Closing and the termination of the Merger Agreement pursuant to and in compliance with the terms therein (such earlier time, the “Expiration Time”), each Shareholder irrevocably and unconditionally hereby agrees that at the Company Shareholders’ Meeting or other annual or special meeting of the Shareholders of the Company, however called, at which any of the matters described in paragraphs (a) – (f) hereof is to be considered (and any adjournment or postponement thereof) , or in connection with any written resolution of the Company’s shareholders, such Shareholder shall (i) cause its, his or her representative(s) to appear at such meeting or otherwise cause its, his or her Securities to be counted as present thereat for purposes of determining whether a quorum is present and (ii) vote or cause to be voted (including by proxy or written resolution, if applicable) all of such Shareholder’s Securities,

(a)          for approval of the Merger Agreement, the Plan of Merger and the Transactions contemplated by the Merger Agreement;

(b)          against any Competing Transaction or any other transaction, proposal, agreement or action made in opposition to approval of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement;

(c)          against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other Transactions contemplated by the Merger Agreement or this Agreement or the performance by such Shareholder of its, his or her obligations under this Agreement, including, without limitation: (i) any extraordinary corporate transaction, such as a scheme of arrangement, merger, consolidation or other business combination involving the Company or any of its, his or her Subsidiaries (other than the Merger); (ii) a sale, lease or transfer of a material amount of assets of the Company or any Subsidiary or a reorganization, recapitalization or liquidation of the Company or any Subsidiary; (iii) an election of new members to the board of directors of the Company, other than nominees to the board of directors of the Company who are serving as directors of the Company on the date of this Agreement or as otherwise provided in the Merger Agreement; (iv) any material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s memorandum or articles of association, except if approved in writing by Parent; or (v) any other action that would require the consent of Parent pursuant to the Merger Agreement, except if approved in writing by Parent;

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(d)          against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Shareholder contained in this Agreement;

(e)          in favor of any adjournment or postponement of the Company Shareholders’ Meeting as may be reasonably requested by Parent; and

(f)          in favor of any other matter necessary to effect the transactions contemplated by the Merger Agreement.

Section 1.2    Grant of Irrevocable Proxy; Appointment of Proxy.

(a)          Each Shareholder hereby irrevocably appoints Parent and any person designated by Parent thereof as its, his or her proxy and attorney-in-fact (with full power of substitution), to vote or cause to be voted (including by proxy or written resolution, if applicable) the Securities (other than any Shares represented by ADSs beneficially owned as of the record date to be established by the Company for the Company Shareholders’ Meeting) in accordance with Section 1.1 above at the Company Shareholders’ Meeting or other annual or special meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, at which any of the matters described in Section 1.1 above is to be considered. Each Shareholder represents that all proxies, powers of attorney, instructions or other requests given by such Shareholder prior to the execution of this Agreement in respect of the voting of such Shareholder’s Securities, if any, are not irrevocable and each Shareholder hereby revokes (or causes to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Shareholder’s Securities. Each Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

(b)          Each Shareholder affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 1.2, is intended to be irrevocable prior to the Expiration Time. If for any reason the proxy granted herein is not irrevocable, then each Shareholder agrees to vote such Shareholder’s Securities in accordance with Section 1.1 above prior to the Expiration Time. The parties agree that the foregoing is a voting agreement.

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Section 1.3    Restrictions on Transfers.    Except as provided for in Article III below or pursuant to the Merger Agreement, each Shareholder hereby agrees that, from the date hereof until the Expiration Time, such Shareholder shall not, directly or indirectly, (a) sell (constructively or otherwise), transfer, assign, tender in any tender or exchange offer, pledge, grant, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of law or otherwise) (collectively, “Transfer”), either voluntarily or involuntarily, or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of any Securities, including, without limitation, any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case involving any Securities and (i) has, or would reasonably be expected to have, the effect of reducing or limiting such Shareholder’s economic interest in such Securities and/or (ii) grants a third party the right to vote or direct the voting of such Securities (any such transaction, a “Derivative Transaction”), (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) convert or exchange, or take any action which would result in the conversion or exchange, of any Securities, (d) knowingly take any action that would make any representation or warranty of such Shareholder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling, or delaying such Shareholder from performing any of its, his or her obligations under this Agreement, or (e) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b) (c) or (d).

ARTICLE II

NO SOLICITATION

Section 2.1    Restricted Activities.    Prior to the Expiration Time, each Shareholder, solely in its, his or her capacity as a shareholder of the Company, shall not, and shall cause such Shareholder’s officers, directors, employees, agents, advisors and other representatives (in each case, acting in their capacity as such to such Shareholder (the “Shareholder’s Representatives”)) not to, directly or indirectly: (a) initiate, solicit, propose, encourage or knowingly facilitate (including by providing information) any inquiries, proposals or offers with respect to, or the making or completion of, a Competing Transaction or offer that would reasonably be expected to lead to a Competing Transaction, (b) engage, continue or participate in any negotiations concerning, or provide or cause to be provided any non-public information or data relating to the Company or any Subsidiary in connection with, or have any discussions (other than to state that they are not permitted to have discussions) with any person relating to, an actual or proposed Competing Transaction or offer that would reasonably be expected to lead to a Competing Transaction, or otherwise knowingly facilitate any effort or attempt to make or implement a Competing Transaction or offer that would reasonably be expected to lead to a Competing Transaction, (c) to the extent not required by applicable law, grant any waiver, amendment or release under any standstill or confidentiality agreement or Takeover Statutes, or otherwise knowingly facilitate any effort or attempt by any person to make a Competing Transaction, (d) approve, endorse or recommend, or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Competing Transaction or offer that would reasonably be expected to lead to a Competing Transaction, or (e) resolve or propose or agree to do any of the foregoing.

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Section 2.2    Notification.    Each Shareholder, solely in its, his or her capacity as a shareholder of the Company, shall and shall cause such Shareholder’s Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may have been conducted heretofore with respect to a Competing Transaction. From and after the date hereof until the Expiration Time, each Shareholder shall promptly advise Parent in writing of (a) any Competing Transaction, (b) any request it receives in such Shareholder’s capacity as a shareholder of the Company for non-public information relating to the Company or any Subsidiary, and (c) any inquiry or request for discussion or negotiation it receives in such Shareholder’s capacity as a shareholder of the Company regarding a Competing Transaction, including in each case the identity of the person making any such Competing Transaction or indication or inquiry and the terms of any such Competing Transaction or indication or inquiry (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements). Each Shareholder, in its, his or her capacity as a shareholder of the Company, shall keep Parent reasonably informed on a reasonably current basis of the status and terms (including any material changes to the terms thereof) of any such Competing Transaction or indication or inquiry (including, if applicable, any revised copies of written requests, proposals and offers) and the status of any such discussions or negotiations to the extent known by such Shareholder. This Section 2.2 shall not apply to any Competing Transaction received by the Company. Each Shareholder’s receipt, in its, his or her capacity as a shareholder of the Company, of any Competing Transaction shall not relieve such Shareholder from any of its, his or her obligations hereunder.

Section 2.3   Capacity.    Notwithstanding anything to the contrary in this Agreement, (i) each Shareholder is entering into this Agreement, and agreeing to become bound hereby, solely in its, his or her capacity as a beneficial owner of the Securities owned by such Shareholders and not in any other capacity (including without limitation any capacity as a director of the Company) and (ii) nothing in this Agreement shall obligate such Shareholder to take, or forbear from taking, if applicable, as a director or officer of the Company, any action which is inconsistent with its, his or her fiduciary duties under the applicable Laws.

ARTICLE III

ROLLOVER SHARES AND MERGER SUB SHARES

Section 3.1           Rollover Shares. Subject to the terms and conditions set forth herein, (a) each Shareholder shall convert, or cause to be converted, any and all of ADSs representing any Rollover Shares beneficially owned (as defined under Rule 13d-3 under the Exchange Act) by such Shareholder into ordinary shares of the Company no later than the date immediately prior to the Company Shareholders’ Meeting, (b) none of the Shareholders shall have the right to receive any Per Share Merger Consideration or Per ADS Merger Consideration in the Merger with respect to any Rollover Shares of such Shareholder and (c) at the Effective Time, each Rollover Share shall be converted into and become one validly issued, fully paid and non-assessable ordinary share, par value $0.005 each, of the Surviving Company.

Section 3.2           Merger Sub Shares. Each of Parent and Holdco, severally and jointly, hereby agrees and covenants to each Shareholder that Merger Sub shall, and each of Parent and Holdco shall cause Merger Sub to, have, immediately prior to the Effective Time, 65,678,117 issued, fully paid and non-assessable ordinary shares, par value $0.0005 per share, all of which shall be owned by Holdco of record.

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ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS
OF THE SHAREHOLDERS

Section 4.1    Representations and Warranties.    Each Shareholder, severally and not jointly, represents and warrants to Parent and Holdco as of the date hereof and as of the Closing:

(a)          such Shareholder has full legal right, power, capacity and authority to execute and deliver this Agreement, to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby;

(b)          this Agreement has been duly executed and delivered by such Shareholder and the execution, delivery and performance of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Shareholder and no other actions or proceedings on the part of such Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby;

(c)          assuming due authorization, execution and delivery by Parent and Holdco, this Agreement constitutes a legal, valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law);

(d)          (i) each Shareholder (A) is and, immediately prior to the Closing, will be the beneficial owner of, and has and will have good and valid title to, the Securities, free and clear of Liens other than as created by this Agreement, and (B) has and will have sole or shared (together with affiliates controlled by such Shareholder) voting power, power of disposition, and power to demand dissenter’s rights, in each case with respect to all of the Securities, with no limitations, qualifications, or restrictions on such rights, subject to applicable United States federal securities laws, laws of the Cayman Islands, laws of the British Virgin islands, laws of the People’s Republic of China, laws of the Hong Kong Special Administrative Region and the terms of this Agreement; (ii) the Securities are not subject to any voting trust agreement or other Contract to which such Shareholder is a party restricting or otherwise relating to the voting or Transfer of the Securities other than this Agreement; (iii) such Shareholder has not Transferred any Securities pursuant to any Derivative Transaction; (iv) as of the date hereof, except as otherwise set forth in Section 4.10 of the Holdco Disclosure Schedule delivered by Holdco and Merger Sub and accepted by the Company on the date hereof in connection with the execution of the Merger Agreement, such Shareholder does not own, beneficially or of record, any Shares, securities of the Company, or any direct or indirect interest in any such securities (including by way of derivative securities), other than the Company Share Awards granted by the Company Board to such Shareholder; and (v) such Shareholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Securities, except as contemplated by this Agreement;

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(e)          except for the applicable requirements of the Exchange Act, neither the execution, delivery or performance of this Agreement by such Shareholder nor the consummation by such Shareholder of the transactions contemplated hereby, nor compliance by such Shareholder with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of any such Shareholder which is an entity, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on property or assets of such Shareholder pursuant to any Contract to which such Shareholder is a party or by which such Shareholder or any property or asset of such Shareholder is bound or affected, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Shareholder or any of such Shareholder’s properties or assets;

(f)          there is no Action pending or threatened against any such Shareholder or any of its Affiliates that would reasonably be expected, individually or in the aggregate, to restrict or prohibit the performance by such Shareholder of its, his or her obligations under this Agreement or to prevent or materially impair the consummation of the Transactions, including the Merger. None of the Shareholder or any of its Affiliates is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would reasonably be expected, individually or in the aggregate, to prevent or materially impair the consummation of the Merger;

(g)          to the knowledge of such Shareholder, there is no breach by the Company of any representation, warranty, covenant or agreement under the Merger Agreement that is the proximate result of action or inaction taken by the Company at the direction of such Shareholder or any of its Affiliates without the approval or direction of the Company Board (acting with the concurrence of the Special Committee) or the Special Committee;

(g)          such Shareholder acknowledges that it has been advised to discuss with its, his or her own counsel the meaning and legal consequences of such Shareholder’s representations and warranties in this Agreement and the transactions contemplated hereby; and

(h)          each Shareholder understands and acknowledges that Holdco and Merger Sub are entering into the Merger Agreement in reliance upon such Shareholder’s execution, delivery and performance of this Agreement.

Section 4.2    Covenants.    Each Shareholder hereby:

(a)          agrees, prior to the Expiration Time, not to knowingly take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have or could have the effect of preventing, impeding or interfering with or adversely affecting the performance by such Shareholder of its, his or her obligations under this Agreement;

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(b)          agrees and covenants, without the prior consent of Parent or Holdco, not to knowingly take any action or give any direction to the Company that would cause any breach by the Company of any representation, warranty, covenant or agreement under the Merger Agreement, to the extent consistent with, if applicable, its, his or her fiduciary duties as a director or officer of the Company under all applicable Laws;

(c)          irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Shareholder may have with respect to such Shareholder’s Securities (including without limitation any rights under Section 238 of the CICL) prior to the Expiration Time;

(d)          agrees to permit the Company to publish and disclose in the Proxy Statement (including all documents filed with the SEC in accordance therewith), such Shareholder’s identity and beneficial ownership of Securities or other equity securities of the Company and the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement;

(e)          agrees and covenants, severally and not jointly, that such Shareholder shall promptly (and in any event within twenty-four (24) hours) notify Parent of any new Shares with respect to which ownership, whether beneficially (within the meaning of Rule 13d-3 of the Exchange Act) or of record, is acquired by such Shareholder, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company after the date hereof; and

(f)          agrees further that, upon request of Parent, such Shareholder shall execute and deliver any additional documents, consents or instruments and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions of this Agreement.

ARTICLE V

TERMINATION

Section 5.1   Termination.    This Agreement, and the obligations of the Shareholders hereunder (including, without limitation, Section 1.2 hereof), shall terminate and be of no further force or effect immediately upon the earlier to occur of (a) the Closing and (b) the date of termination of the Merger Agreement in accordance with its terms. Notwithstanding the preceding sentence, this Article V and Article VI shall survive any termination of this Agreement, and Section 4.2(b) shall survive any termination of this Agreement for so long as and to the extent that any of the obligations of the Company under the Merger Agreement shall survive the termination of the Merger Agreement. Nothing in this Article V shall relieve or otherwise limit any party’s liability for any breach of this Agreement prior to the termination of this Agreement.

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ARTICLE VI

MISCELLANEOUS

Section 6.1    Notices.    All notices and other communications hereunder shall be in writing (in the English language) and shall be deemed duly given (a) upon receipt if delivered personally, or if by email or facsimile, upon confirmation of receipt by email or facsimile, (b) one Business Day after being sent by express courier service, or (c) three Business Days after being sent by registered or certified mail, return receipt requested. All notices hereunder shall be delivered to the address set forth on the signature pages hereto under each party’s name, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

Section 6.2    Severability.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

Section 6.3    Entire Agreement.   This Agreement and the Merger Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 6.4    Specific Performance.    Each Shareholder acknowledges and agrees that monetary damages would not be an adequate remedy in the event that any covenant or agreement of such Shareholder in this Agreement is not performed in accordance with its terms, and therefore agrees that, in addition to and without limiting any other remedy or right available to Parent, Holdco and Merger Sub, Parent, Holdco and Merger Sub will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Each Shareholder agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by Parent, Holdco and Merger Sub shall not preclude the simultaneous or later exercise of any other such right, power or remedy by Parent.

Section 6.5    Amendments; Waivers.    At any time prior to the Expiration Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Shareholders, Parent and Holdco, or in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

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Section 6.6    Governing Law.    This Agreement and the schedule hereto shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof, except that the following matters arising out of or relating to this Agreement shall be interpreted, construed, performed, enforced and governed by and in accordance with the Laws of the Cayman Islands in respect of which the parties hereto hereby irrevocably submit to the nonexclusive jurisdiction of the courts of the Cayman Islands: the Merger, the vesting of the rights, property, choses in action, business, undertaking, goodwill, benefits, immunities and privileges, contracts, obligations, claims, debts and liabilities of Merger Sub in the Surviving Company, the cancellation and conversion of the Shares as the case may be (including Shares represented by ADSs), and the internal corporate affairs of Merger Sub.

Section 6.7    Dispute Resolution; Jurisdiction; Enforcement.    Subject to the last sentence of Section 6.6, any disputes, actions and proceedings against any party or arising out of or relating to this Agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force all the relevant time and as may be amended by this Section 6.7. The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the arbitration tribunal shall consist of three arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the Rules, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

Section 6.8    No Third Party Beneficiaries.    There are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto (and their respective successors, heirs and permitted assigns), any rights, remedies, obligations or liabilities, except as specifically set forth in this Agreement.

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Section 6.9   Assignment; Binding Effect.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Parent may assign this Agreement (in whole but not in part) in connection with a permitted assignment of the Merger Agreement by Parent, as applicable. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and, in the case of each Shareholder, his, her or its estate, heirs, beneficiaries, personal representatives and executors.

Section 6.10    No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that it has been represented by independent counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 6.11    Counterparts.    This Agreement may be executed in two or more consecutive counterparts (including by facsimile or email pdf format), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, email pdf format or otherwise) to the other parties; provided, however, that if any of the Shareholders fails for any reason to execute, or perform their obligations under, this Agreement, this Agreement shall remain effective as to all parties executing this Agreement.

[Signature Pages to follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

PARENT

BTG HOTELS (GROUP) CO., LTD.

By:	/s/ Rungang Zhang
Name:	Rungang Zhang
Title:	Chairman of Board of Directors

BTG Hotels (Group) Co., Ltd.
51 Fuxingmennei Avenue
Xicheng District, Beijing 100031
People’s Republic of China
Attention: Rungang Zhang

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

HOLDCO

BTG HOTELS GROUP (HONGKONG)
HOLDINGS CO., LIMITED

By:	/s/ Rungang Zhang
Name:	Rungang Zhang
Title:	Director

c/o BTG Hotels (Group) Co., Ltd.
51 Fuxingmennei Avenue
Xicheng District, Beijing 100031
People’s Republic of China
Attention: Rungang Zhang

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

SHAREHOLDER

POLY VICTORY INVESTMENTS LIMITED

By:	/s/ Yi Liu
Name:	Yi Liu
Title:	Director

c/o Beijing Tourism Group
No. 10 Yabao Road, Chaoyang District, Beijing
100020, People's Republic of China
Attention: Yi Liu

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

SHAREHOLDER

CTRIP TRAVEL INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

By:	/s/ Min Fan
Name:	Min Fan
Title:	Legal Representative

c/o No. 99, Fuquan Road, Shanghai
People’s Republic of China
Attention: Min Fan

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

SHAREHOLDERS

NEIL NANPENG SHEN

/s/ Neil Nanpeng Shen

Room 3616, Two Pacific Place
88 Queensway Hong Kong

SMART MASTER INTERNATIONAL LIMITED

By:	/s/ Neil Nanpeng Shen
Name:	Neil Nanpeng Shen
Title:	Director

Room 3616, Two Pacific Place
88 Queensway Hong Kong
Attention: Neil Nanpeng Shen

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

SHAREHOLDERS

DAVID JIAN SUN

/s/ David Jian Sun

No. 124 Caobao Road, Xuhui District, Shanghai
People's Republic of China

PEACE UNITY INVESTMENT LIMITED

By:	/s/ David Jian Sun
Name:	David Jian Sun
Title:	Director

No. 124 Caobao Road, Xuhui District, Shanghai
People's Republic of China
Attention: David Jian Sun

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

SHAREHOLDER

JASON XIANGXIN ZONG

/s/ Jason Xiangxin Zong

No. 124 Caobao Road, Xuhui District, Shanghai
People's Republic of China

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

SHAREHOLDER

WISE KINGDOM GROUP LIMITED

By:	/s/ Chung Lau
Name:	Chung Lau
Title:	Director

c/o No. 99, Fuquan Road, Shanghai
People’s Republic of China
Attention: Chung Lau

[Signature Page to Support Agreement]

SCHEDULE A

Rollover Shares

	Rollover Shares
Rollover Shareholder	Ordinary Shares	Represented by ADSs
Poly Victory Investments Limited	13,446,959	1,279,206
Ctrip Travel Information Technology (Shanghai) Co., Ltd.	14,400,765	—
Neil Nanpeng Shen	375,500	—
Smart Master International Limited	3,275,389	183,356
David Jian Sun	30,138	—
Peace Unity Investments Limited	228,806	—
Jason Xiangxin Zong	74,272	10,000
Wise Kingdom Group Limited	—	317,294